Filed pursuant to Rule 424(b)(3)
File No. 333-128586

Prospectus Supplement No. 2
(To Prospectus dated July 19, 2006)

BANNER RESOURCES INC.

8,445,000 shares of common stock

_________________

This prospectus supplement supplements the Prospectus dated July 19, 2006, relating to the sale of up to of 8,445,000 shares of our common stock. This prospectus supplement should be read in conjunction with the Prospectus.

_________________

Quarterly Report on Form 10-QSB

On November 14, 2006, we filed with the Securities and Exchange Commission the attached Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006. The text of the 10-QSB is attached hereto.

_________________

Investing in our common stock involves a high degree of risk.
See Risk Factors beginning on page 9 of the Prospectus.

_________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

_________________

The date of this prospectus supplement is November 15, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

(Mark One)

    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2006

or

    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from _________ to _________

Banner Resources Inc.

(Exact Name of Small Business Registrant as Specified in its Charter)

Nevada	000-51939	98-0446606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 - 595 Howe Street Vancouver, British Columbia, Canada	V6C 2T5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(604) 681-2575

Check whether the issuer (1) has filed all documents and reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filings for the past 90 days.    Yes           No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act:

Large accelerated filer         Accelerated filer         Non-accelerated filer

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act.):   Yes     No

APPLICABLE ONLY TO CORPORATE ISSUERS:

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date:   7,445,000 shares of Common Stock as of November 13, 2006

Transitional Small Business Disclosure format (check one):   Yes     No

TABLE OF CONTENTS

Page

PART I – FINANCIAL INFORMATION

Item 1: Financial Statements

Balance Sheets, September 30, 2006 and March 31, 2006	1

Statements of Operations for the three and six month periods ended September 30, 2006 and 2005 and from the date of inception on January 24, 2005 through September 30, 2006	2

Statements of Cash Flows for the six month period ended September 30, 2006 and 2005	3

Notes to Financial Statements	4 – 7

Item 2: Management’s Discussion and Analysis of Financial Condition or Plan of Operation	8

Item 3: Controls and Procedures	11

PART II – OTHER INFORMATION

Item 1: Legal Proceedings	12

Item 2: Unregistered Sales of Equity Securities and Use of Proceeds	12

Item 3: Default Upon Senior Securities	12

Item 4: Submission of Matters to a Vote of Security Holders	12

Item 5: Other Information	12

Item 6: Exhibits	12

Signatures	13

PART I

ITEM 1. FINANCIAL STATEMENTS

Banner Resources Inc.

(An Exploration Stage Company)

Consolidated Balance Sheets

(Expressed in U.S. dollars)

(Unaudited)

	September 30, 2006 $	March 31, 2006 $

ASSETS

Current Assets

Cash	82,297	6,383
Prepaid expenses	1,000	–

Total Assets	83,297	6,383

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities

Accounts payable	17,264	16,148
Accrued liabilities	–	5,530
Due to related party (Notes 4(b) and (c))	7,931	5,231
Loans payable (Note 5)	14,640	14,640

Total Liabilities	39,835	41,549

Contingencies and Commitments (Notes 1 and 3)

Stockholders’ Equity (Deficit)

Common Stock Authorized: 75,000,000 shares, par value $0.001 Issued: 7,445,000 and 6,945,000 shares respectively	7,445	6,945

Additional Paid-in Capital	136,250	36,750

Donated Capital (Note 4(a))	14,766	5,766

Accumulated Other Comprehensive Loss	(643)	(160)

Deficit Accumulated During the Exploration Stage	(114,356)	(84,467)

Total Stockholders’ Equity (Deficit)	43,462	(35,166)

Total Liabilities and Stockholders’ Equity (Deficit)	83,297	6,383

The accompanying notes are an integral part of these consolidated financial statements

Banner Resources Inc.

(An Exploration Stage Company)

Consolidated Statements of Operations

(Expressed in U.S. dollars)

(Unaudited)

	Accumulated From January 24, 2005 (Date of Inception) to September 30,	For the Three Months Ended September 30,	For the Three Months Ended September 30,	For the Six Months Ended September 30,	For the Six Months Ended September 30,
	2006	2006	2005	2006	2005
	$	$	$	$	$

Revenue	–	–	–	–	–

Expenses

Consulting	1,919	–	14	–	416
General and administrative	3,607	62	(464)	64	1,593
Management fees (Note 4(a))	20,000	3,000	3,000	6,000	6,000
Mineral property costs	18,758	3,758	13,426	3,758	13,592
Rent (Note 4(a))	13,354	1,500	1,608	3,000	6,325
Professional services	51,453	9,167	14,950	17,067	19,200
Travel	5,265	–	–	–	3,143

Total Expenses	114,356	17,487	32,534	29,889	50,269

Net Loss	(114,356)	(17,487)	(32,534)	(29,889)	(50,269)

Other Comprehensive Loss

Foreign Currency Translation Adjustment	(643)	(88)	(81)	(483)	(231)

Comprehensive Loss	(114,999)	(17,575)	(32,615)	(30,372)	(50,500)

Net Loss Per Share – Basic and Diluted		–	–	–	(0.01)

Weighted Average Shares Outstanding		7,037,000	6,891,000	6,991,000	6,643,000

The accompanying notes are an integral part of these consolidated financial statements

Banner Resources Inc.

(An Exploration Stage Company)

Consolidated Statements of Cash Flows

(Expressed in U.S. dollars)

(Unaudited)

	For the Six Months Ended September 30,	For the Six Months Ended September 30,
	2006	2005
	$	$

Operating Activities

Net loss	(29,889)	(50,629)

Adjustment to reconcile net loss to net cash used in operating activities:

Donated services	9,000	–

Changes in operating assets and liabilities:

Prepaid expenses	(1,000)	1,000
Accounts payable and accrued liabilities	(4,414)	18,296
Due to related parties	2,700	(330)

Net Cash Used in Operating Activities	(23,603)	(31,663)

Financing Activities

Repayment of loans payable	–	(15,000)
Common stock issued for cash	100,000	38,150

Net Cash Provided by Financing Activities	100,000	23,150

Effect of Exchange Rate Changes on Cash	(483)	(231)

Increase (Decrease) in Cash	75,914	(8,744)

Cash – Beginning of Period	6,383	9,147

Cash – End of Period	82,297	403

Supplemental Disclosures:
Interest paid	–	–
Income taxes paid	–	–

The accompanying notes are an integral part of these consolidated financial statements

Banner Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in U.S. dollars)

(Unaudited)

1.	Nature of Operations and Continuance of Business

Banner Resources Inc. (the “Company”) was incorporated in the State of Nevada on January 24, 2005. The Company has acquired a 100% interest in 70 mineral claim units located in the Clinton Mining Division, British Columbia.

The Company is an Exploration Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 “Accounting and Reporting by Development Stage Enterprises ”. The Company’s principal business is the acquisition and exploration of mineral resources. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenue and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations and to determine the existence, discovery and successful exploitation of economically recoverable reserves in its resource properties, confirmation of the Company’s interests in the underlying properties, and the attainment of profitable operations. As at September 30, 2006 the Company has accumulated losses of $114,356 since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.

The Company is offering, by way of an amended SB-2 Registration Statement (“SB-2”) which was declared effective on August 1, 2006, up to 3,000,000 common shares at a price of $0.10 per share for gross proceeds of up to $300,000. The offering will be open for a period of nine months from the effective date of the SB-2, on a best efforts basis. The amended SB-2 will also register up to 5,445,000 common shares for resale by existing shareholders of the Company. The Company will not receive any proceeds from the resale of common shares by the selling stockholders.

2.	Summary of Significant Accounting Policies
a)	Basis of Presentation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. These financial statements include accounts of the Company and its wholly-owned subsidiary, Banner Exploration Ltd, a company incorporated in the Province of British Columbia, Canada, on January 26, 2005. All intercompany transactions and balances have been eliminated. The Company’s fiscal year end is March 31.

b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)	Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

d)	Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings per Share” (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Banner Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in U.S. dollars)

(Unaudited)

2.	Summary of Significant Accounting Policies
e)	Financial Instruments

The fair values of cash, prepaid expenses, accounts payable, accrued liabilities amounts due to related party, and loans payable approximate their carrying values due to the immediate or short-term maturity of these financial instruments.

f)	Foreign Currency Translation

The Company’s functional currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 “Foreign Currency Translation” (“SFAS No. 52). Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

The functional currency of the wholly-owned subsidiary is the Canadian dollar. The financial statements of the subsidiary are translated to United States dollars in accordance with SFAS No. 52 using period-end rates of exchange for assets and liabilities, and average rates of exchange for the year for revenues and expenses. Translation gains (losses) are recorded in accumulated other comprehensive income (loss) as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in current operations.

g)	Mineral Property Costs

The Company has been in the exploration stage since its inception on January 24, 2005, and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, “Whether Mineral Rights Are Tangible or Intangible Assets”. The Company assesses the carrying costs for impairment under SFAS 144, “Accounting for Impairment or Disposal of Long Lived Assets” at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

h)	Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at September 30, 2006 and 2005, the Company’s only component of comprehensive loss was foreign currency translation adjustments.

i)	Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 “Accounting for Income Taxes” as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j)	Donated Services

The Company recognizes professional services donated to the Company based upon their fair value. During the period ended September 30, 2006, the Company recognized donated management services of $6,000, and donated rent of $3,000.

Banner Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in U.S. dollars)

(Unaudited)

2.	Summary of Significant Accounting Policies
k)	Stock-based Compensation

Prior to January 1, 2006, the Company accounted for stock-based awards under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” using the intrinsic value method of accounting, under which compensation expense was only recognized if the exercise price of the Company’s employee stock options was less than the market price of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123R “Share Based Payments”, using the modified retrospective transition method. The Company has not issued any stock options or share based payments since its inception. Accordingly, there was no effect on the Company’s reported loss from operations, cash flows or loss per share as a result of adopting SFAS No 123R.

l)	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Integration No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In February, 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments” and in March 2006, the FASB issued SFAS No. 156 “Accounting for Servicing of Financial Assets”, but they will not have any relationship to the operations of the Company. Therefore a description and its impact for each on the Company’s operations and financial position have not been disclosed.

m)	Interim Financial Statements

The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information, and are presented in United States dollars. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited interim consolidated financial statements have been prepared in accordance with the accounting principles and policies described in the Company’s annual financial statements for the year ended March 31, 2006, and should be read in conjunction with those statements. In the opinion of management, all adjustments (consisting of normal and recurring accruals) considered necessary for fair presentation of the Company’s financial position, results of operations and cash flows have been included. Operating results for the six month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ended March 31, 2007.

3.	Mineral Property

On February 1, 2005, the Company acquired a 100% interest in seven mineral claims consisting of 70 mineral claim units located in Clinton Mining Division, British Columbia, Canada, in consideration for the issuance of 320,000 common shares at a fair value price of $.001 per share or $320 in total. The fair value of these common shares was determined to be $0.001 per share based on the cash sale of common stock on February 28, 2005 being the closest date shares were issued. The purchase price of $320 was charged to operations as mineral property costs as proven or probable reserves have not been established on the mineral property. The Company must pay the former owner of the mineral claims a 2½% Net Smelter Royalty upon commencement of commercial production. However, the Company can acquire 1½% of the Net Smelter Return for $1,000,000 within 12 months from commencement of commercial production. An advance royalty payment of $25,000 will be payable annually commencing on February 1, 2008. If the Company does not make the advance royalty payment on February 1, 2008, the claims will be returned to the vendor. If the royalty of $25,000 is paid on February 1, 2008, this amount will be charged to operations if proven or probable reserves have not been found.

Banner Resources Inc.

(An Exploration Stage Company)

Notes to the Consolidated Financial Statements

(Expressed in U.S. dollars)

(Unaudited)

4.	Related Party Transactions
a)

During the six month period ended September 30, 2006, the Company recognized a total of $6,000 for donated services at $1,000 per month and $3,000 for donated rent at $500 per month provided by the President of the Company.

b)

As at September 30, 2006, the Company has an amount owing of $5,231 to the former President of the Company for rent and management services incurred on behalf of the Company. The amount is non-interest bearing, unsecured, and due on demand.

c)

As at September 30, 2006, the Company has an amount owing of $2,700 to directors of the Company for expenses incurred on behalf of the Company. The amount is non-interest bearing, unsecured, and due on demand.

5.	Loans Payable

During the year ended March 31, 2006, the Company received unsecured cash loans of $14,640. These loans are non-interest bearing, and have no specific terms of repayment.

6.	Common Stock

On September 13, 2006, the Company issued 500,000 common shares at $0.20 per share for proceeds of $100,000.

FORWARD-LOOKING STATEMENTS

We use words like “expects,” “believes,” “intends,” “anticipates,” “plans,” “targets,” “projects” or “estimates” in this report. When used, these words and other, similar words and phrases or statements that an event, action or result “will,” “may,” “could,” or “should” occur, be taken or be achieved identify “forward-looking” statements. This report contains “forward-looking information” which may include, but is not limited to, statements with respect to the following:

•	the timing of regulatory and permitting matters;

•	the timing and outcome of our exploration;

•        the estimation of mineral resources and the realization of mineral reserves, if any, based on mineral resource estimates;

•	estimates related to costs of exploration expenditures;

•	requirements for additional capital and our ability to raise additional capital;

•        government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses;

•	title disputes or claims;

•	limitations of insurance coverage; and

•	the future price of gold, silver or other metals.

Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Our management has included projections and estimates in this report, which are based primarily on management’s experience in the industry, assessments of our results of operations, discussions and negotiations with third parties and a review of information filed by our competitors with the Securities and Exchange Commission or otherwise publicly available. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this report by the foregoing cautionary statements.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

Overview

Banner Resources Inc. was incorporated under the laws of the state of Nevada on January 24, 2005. We have commenced limited business operations and we are considered an exploration stage company. To date, our activities include organizational matters, preliminary property investigations on the Chita claims, negotiating and purchasing those claims, obtaining a geology report on the Chita claims and the preparation and filing of the registration statement of which this prospectus is a part. In connection with the organization of our Company, the founding shareholders of our Company contributed an aggregate of US$5,875 cash in exchange for a total of 5,875,000 shares. As consideration for the acquisition of the Chita claims, we issued 320,000 shares of common stock to Valor Mines Inc.

We own a 100% interest in seven mineral claims (Chita claims) consisting of an aggregate of 70 units, subject to a 2.5% Net Smelter Return royalty. We can acquire 1.5% of the Net Smelter Return for $1.0 million within 12 months from commencement of commercial production. We agreed to pay Valor Mines advance royalties of approximately $25,000 annually commencing February 1, 2008. If we fail to pay these advance royalties by February 1, 2008, we will have to transfer ownership of the Chita claims back to Valor. We acquired the Chita claims by issuing 320,000 shares of common stock to Valor Mines Inc. The Chita claims are registered in the name of our wholly owned subsidiary, Banner Exploration Ltd.

Between April and July 2005, we raised $22,500 cash from the sale of restricted stock and converted $15,000 of loans payable into stock by issuing 750,000 restricted stock to 10 persons at $0.05 per share. During our present exploration stage, Mr. Krause, our president and secretary-treasurer, will only be devoting approximately 8 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next 12 months as all exploratory work is being performed by an outside consultant. If, however, the demands of our business require more time of Mr. Krause, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, they are prepared to adjust their timetables to devote more time to our business. However, they may not be able to devote sufficient time to the management of our business, as and when needed.

We are actively reviewing additional natural resources properties in Canada, USA and Africa. However, we have no current plans, arrangements or intentions to acquire any specific property. We have no current plans, arrangements or intentions to enter into a joint venture with any specific party. However, we are always open to speak to third parties to see if we would be inclined to enter into a joint venture.

We filed a registration statement on Form SB-2 and a post-effective amendment on July 19, 2006, in connection with the offer and sale of up to 8,445,000 shares of our common stock, of which 5,445,000 shares are offered by the persons named in the prospectus under the caption “selling shareholders”. Up to 3,000,000 shares of our common stock are being sold by us, at a price of $0.10 per share on a self-underwritten, best efforts basis, with no minimum. On September 15, 2006, we accepted subscriptions from two investors and issued 500,000 shares of common stock at $0.20 per share for gross proceeds of $100,000. Our offering of 3,000,000 shares (of which 2,500,000 are available for sale) will end on or about December 1, 2006 unless we sell all the offered shares or we elect to terminate the offering prior to that final date.

For the offering of 5,445,000 shares by the selling shareholders, the Company plans to update the registration statement for a period ending on or about December 1, 2006.

Our principal office is located at 902 Kings Avenue, West Vancouver, British Columbia, V7T 2B7, and our phone number is (604) 926-0508.

Plan of Operation

Our plan of operations is to carry out exploration work on the Chita claims and to ascertain the quantities of base and precious metals. We will not be able to determine whether or not our mineral claims contain a mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability. We are presently in the exploration stage and there is no assurance that a mineral deposit exists on the mineral claims until appropriate geological exploration is done and a final comprehensive evaluation is concluded. There are no proven mineral reserves on the mineral claims and our proposed exploration program is entirely exploratory in nature.

The property that is the subject of our mineral claims is undeveloped and do not contain any open-pit or underground mines. There is no mining plant or equipment located on the property.

We will have to engage qualified geologists to conduct the mineral exploration program under industry standards. They will be responsible for hiring personnel and for all appropriate worker-related costs and will bill us for their services. This work is applicable to assessment requirements for the claims. The work outlined in the budget set out above will cover an additional year of tenure maintenance.

The exploration program proposed by Banner is designed to determine whether mineralization (minerals of value occurring in rocks) exists to the extent that further exploration is recommended to outline any such discovered mineralized zones. It is uncertain at this time the precise quantity of minerals in the property that would justify actual mining operations. If we decide to abandon our mineral claims at any stage of our exploration program, we intend to acquire other properties and conduct similar exploration programs. Other properties may be located in the same mining district or we may decide to seek properties in other locations in the Province of British Columbia, the United States, Africa or another part of the world.

In February 2005, Mr. Glen Macdonald, P.Geo. was hired by Banner to provide an initial Geology Report on the Chita claims (the “Macdonald Report”). Mr. Macdonald has 29 years experience as a consulting geologist. He graduated from the University of British Columbia, Canada, with degrees in Economics in 1971 and Geology in 1973. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 20464) and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta (No. 36214). The purpose of this report was to evaluate the area of the claim group, and the prior exploration work conducted on the claims, and to recommend an exploration program.

Exploration in 2005

Mr. Macdonald recommended an initial exploration program consisting of geological sampling and mapping program on the property. In July 2005, we hired an independent geological consulting services company whose field crew carried out a program of mapping and sampling on the property and filed an assessment report with the BC Ministry of Energy and Mines which keeps the Chita claims in good standing until July 25, 2006. We have concluded the field work of our initial exploration program and we expect to receive sample analysis and report in the fourth quarter of 2006.

Rock samples were selected from various rock units to be analyzed by thin section and whole rock chemical analysis. Several copper mineralized breccia samples were collected to be tested for gold content.

Further work is required to acquire additional samples from the anomalous areas and to trace them out along strike. Geological mapping of the rock units is required. It will be necessary to determine if the geological trend is going off the property and, if so, whether additional claims will be required.

The decision to conduct additional exploration on the Chita claims will be based on the results of the exploration program. The full scope and cost of this additional work will not be known until the completion of the recommended exploration program.

Recommended Exploration Program for 2006/2007

Depending on the results of the initial exploration program, if our geologist recommends a follow-up program in 2006/2007, we plan to follow-up with more detailed mapping and sampling at an estimated minimum cost of $15,000, assuming adequate financing is available. We may conduct more detailed geophysical surveys utilizing more sensitive geophysical techniques to enhance the data that currently exists on the claims and focus specifically upon the presently known mineralized areas. We will do more prospecting to better understand the significance of the results of the earlier exploration programs and guide future work.

Additionally, we have been reviewing a potentially expanded field season in 2006 and early 2007 (subject to final analysis, budget availability, and independent recommendations). We have been approached by our neighboring mineral tenure holders to join them in a regional airborne survey (dighem em / magnetic geophysical survey). The advantage to the Company is significant in that being a part of a large regional program is extremely cost effective (overall program in excess of $145,000) with our share being approximately $30,000. If we were to contract the same survey independently, we estimate that the cost would be closer to $50,000. We do not currently have sufficient capital to fund these projects, and we would be required to raise additional financing.

Further, we are also reviewing a program (subject to final analysis, budget availability, and independent recommendations) for a trenching program which would allow geologists to sample “fresh rock” as the surface rocks are extremely weathered and leached (cretaceous period between 65 and 135 million years old). We estimate that this program will cost us approximately $100,000.

We do not have plans to purchase any significant equipment or change the number of our employees during the next 12 months. We estimate that we will be required to raise at least $100,000 during first quarter of 2006 to fund our planned exploration programs.

In February 2006, we filed a registration statement to register 3,000,000 shares of our common stock for offer and sale by us at $0.10 per share to raise up to $300,000 on a best efforts basis. We intend to fund the exploration program with proceeds of our offering of 3,000,000 shares of common stock at $0.10 per share. On September 15, 2006, we accepted subscriptions from two investors and issued 500,000 shares of common stock at $0.20 per share for gross proceeds of $100,000. We anticipate we will successfully complete additional financing during the fourth quarter of 2006 to finance our proposed exploration programs.

Results of Operations

During the quarter ended September 30, 2006, we had total expenses of $17,487 ($32,534 – 2005), which included management fees of $3,000 ($3,000 - 2005), rent of $1,500 ($1,608 – 2005), profession service fees of $9,167 ($14,950 – 2005) and general and administrative expenses of $62 ($(464) – 2005). Total expenses declined $15,047 or 46% from $17,487 for the quarter ended September 30, 2006 to $32,534 for the same period in 2005, as we reduced expenses due to lack of capital. We anticipate total expenses may increase during the fourth quarter of 2006 and during 2007, if we are able to raise capital to fund our 2006/2007 exploration program.

During the quarter ended September 30, 2006, we had a comprehensive loss of $17,487 for the quarter ended September 30, 2006 to $32,534 for the same period in 2005.

During the six month period ended September 30, 2006, we had total expenses of $29,889 ($50,269 – 2005), which included management fees of $6,000 ($6,000 - 2005), rent of $3,000 ($6,325 – 2005), profession service fees of $17,067 ($19,200 – 2005) and general and administrative expenses of $64 ($1,593 – 2005). Total expenses declined $20,380 or 41% from $29,889 for the six month period ended September 30, 2006 to $50,269 for the same period in 2005, as we reduced expenses due to lack of capital. We anticipate total expenses may increase during the six month period ended September 30, 2006 and during 2007, if we are able to raise capital to fund our 2006/2007 exploration program.

During the six month period ended September 30, 2006, we had a comprehensive loss $29,889 for the six month period ended September 30, 2006 to $50,269 for the same period in 2005.

Liquidity and Capital Resources

We had cash in the amount of $82,297 and prepaid expenses $1,000 as of September 30, 2006 and working capital of $43,462. Our cash requirements have been funded to date by small private placements of our equity securities and by loans from our officer and director.

On September 15, 2006, we accepted subscriptions from two investors and issued 500,000 shares of common stock at $0.20 per share for gross proceeds of $100,000. Our sole officer and director, Robert Krause donated services and rent in the amount of $4,500 during the quarter. During the six month period ended September 30, 2006, we used cash of $23,603 for operating activities and financing activity provided cash of $100,000. Overall cash increased by $75,914 to $82,297 at September 30, 2006.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Contractual Obligations

As of September 30, 2006, we had no non-cancelable contractual obligations.

ITEM 3. CONTROLS AND PROCEDURES

The Company’s controls and procedures have been adequately designed to ensure that information related to the Company is recorded, processed, summarized and reported on a timely basis. The controls and procedures are adequately designed to ensure that information required to be disclosed is accumulated and communicated to management, including the principal executive and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

The Company’s President and Chief Financial Officer have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by this report. Based upon this evaluation, the Company’s President and the Chief Financial Officer concluded that the Company’s disclosure controls and procedures are effective in ensuring that information has been recorded, processed, summarized and reported on a timely basis, and that information required to be disclosed has been accumulated and communicated to them in a timely fashion to allow timely decisions regarding required disclosure.

There have been no changes in the Company’s internal control over financial reporting during the fiscal quarter ended September 30, 2006 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

During 2006, the Company will begin its efforts to comply with the Sarbanes-Oxley Act of 2002. The Company’s effective date for compliance is March 31, 2009.

PART II – OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

None

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULT UPON SENIOR SECURITIES

None

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

ITEM 5. OTHER INFORMATION

None

ITEM 6. EXHIBITS

Exhibit 31.1	Certification of Robert Krause, President and Treasurer, of Banner Resources Inc. pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1	Certification of Robert Krause, President and Treasurer, of Banner Resources Inc., pursuant to 18 U.S.C. 1350.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 14, 2006

BANNER RESOURCES INC.

By /s/ Robert Krause

Robert Krause, President and Treasurer

(Principal Executive Officer and Principal Financial and Accounting Officer)